Exhibit 1

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of China Metro-Rural Holdings Limited and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

KIND UNITED HOLDINGS LIMITED

By:	/s/ Cheng Chung Hing, Ricky
Name:	Cheng Chung Hing, Ricky
Title:	Director

Date:	June 8, 2016

KINDFAR INTERNATIONAL LIMITED

By:	/s/ Cheng Chung Hing, Ricky
Name:	Cheng Chung Hing, Ricky
Title:	Director

Date:	June 8, 2016

ZAGAT INTERNATIONAL LIMITED

By:	/s/ Leung Moon Lam
Name:	Leung Moon Lam
Title:	Director

Date:	June 8, 2016

WILLIS PLUS LIMITED

By:	/s/ Cheng Chung Hing, Ricky
Name:	Cheng Chung Hing, Ricky
Title:	Director

Date:	June 8, 2016

CHENG CHUNG HING, RICKY

/s/ Cheng Chung Hing, Ricky

Date:	June 8, 2016

LEUNG MOON LAM

/s/ Leung Moon Lam

Date:	June 8, 2016

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